Exhibit 99.1

Air Industries Group to Present at the MicroCap Rodeo Fall Conference

New York, NY – October 16, 2024 – Air Industries Group ( NYSE - AIRI ), an integrated manufacturer of precision assemblies and components for mission-critical aerospace and defense applications, and a prime contractor to the Department of Defense, announced today that it will be participating in the MicroCap Rodeo Fall Conference, that will be held on Wednesday, October 16th, 2024, in New York City.

Mr. Luciano (Lou) Melluzzo, CEO will be presenting at the conference and will discuss:

•	Recent new contract wins
•	Improvement in funded backlog
•	Improving financial results.

The presentation will be at 2:00pm ET on October 16th and will be webcast live. Interested parties can register to watch the virtual presentation here. Management will also be available for one-on-one meetings with approved investors on Wednesday, October 16th. More information and registration for the conference can be found at www.microcaprodeo.com.

Air Industries Group is a Tier 1 supplier to Original Equipment Manufacturers (OEMs), and a Prime Contractor to the U.S. Department of Defense. Air Industries has been long established in the Long Island, NY, aerospace community, known as the “Cradle of Aviation,” and Hartford, Connecticut’s “Aerospace Alley®”. Our facilities total over 200,000 square feet and employ approximately 185 highly skilled technicians.

About Air Industries Group

Air Industries’ products are currently deployed on important military aircraft, including Sikorsky helicopters, the UH-60 Black Hawk and CH-53k King Stallion, the Lockheed Martin F-35 Lightning II (Joint Strike Fighter), the US Navy carrier-based E-2D and F-18 Hornet, and the US Air Force F-15 Eagle and F-16 Fighting Falcon. Our jet engine components are used on many commercial and military engines, including the Pratt & Whitney Geared Turbo Fan (GTF) jet engine, as well as Electric Boat’s Virginia-Class submarines.

About the MicroCap Rodeo Conference:

The MicroCap Rodeo Conferences stand out as they are organized by money managers and investors, specifically for money managers and investors. This fall, executive management teams from approximately 25 microcap companies across a diverse range of industries will be participating. Investors will have the opportunity to harness top stock ideas for their portfolios through group presentations and 1x1 meetings, offering insights into key value drivers and emerging trends for 2025. Additionally, the event will feature industry guest speakers and ample networking opportunities.

For more information please contact info@microcaprodeo.com

Forward Looking Statements

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, future revenues, earnings and Adjusted EBITDA, the ability to realize firm backlog and projected backlog, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact Information

Air Industries Group

Investor Relations

Mr. Scott Glassman

ir@airindustriesgroup.com